Exhibit 3.109

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is .

•	Second: Its registered office in the State of Delaware is to be located at Street, in the City of County of Zip Code . The registered agent in charge thereof is .

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is shares (number of authorized shares) with a par value of per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name

Mailing Address                                                                                   ZipCode

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this      day of             , A.D. 20     .

NAME:
(type or print)

BY:
(Incorporator)